Exhibit 99.1

Sorrento Therapeutics, Inc. Announces Pricing of Public Offering of

Common Stock

SAN DIEGO, CA, May 14, 2014 – Sorrento Therapeutics, Inc. (NASDAQ: SRNE) (“Sorrento” or the “Company”), a late-stage clinical oncology company developing new treatments for cancer and its associated pain, today announced the pricing of an underwritten public offering of 4,765,000 shares of common stock at a public offering price of $5.25 per share. The gross proceeds to Sorrento from this offering are expected to be approximately $25,000,000, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. Sorrento has granted the underwriters a 45-day option to purchase up to an aggregate of 714,750 additional shares of its common stock to cover over-allotments, if any. The offering is expected to close on or about May 20, 2014, subject to customary closing conditions.

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

A registration statement relating to the shares described above was previously filed with and has become effective by rule of the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained, when available, from Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares in any state or other jurisdiction which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities law of any such state or other jurisdiction.

About Sorrento Therapeutics, Inc.

Sorrento Therapeutics, Inc. (“Sorrento” or the “Company”) is an oncology company developing new treatments for cancer and its associated pain. Sorrento’s most advanced asset Cynviloq, the next-generation paclitaxel, commenced its registrational trial on March 31, 2014 and is being developed under the abbreviated 505(b)(2) regulatory pathway. Sorrento is also developing RTX, a non-opioid TRPV1 agonist currently in a Phase 1/2 study at the NIH to treat advanced cancer patients suffering from intractable pain. The Company has made significant advances in developing human monoclonal antibodies, complemented by a comprehensive and fully integrated ADC platform that includes proprietary conjugation chemistries, linkers, and toxic payloads. Sorrento’s strategy is to enable a multi-pronged approach to combating cancer with small molecules, therapeutic antibodies, and ADCs.

For more information, please visit www.sorrentotherapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995 and such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements include statements about commencing its Cynviloq™ registrational trial; and the advances made in developing human monoclonal antibodies, if any; and other matters that are described in Sorrento’s Annual Report on Form 10-K for the year ended December 31, 2013, and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including the risk factors set forth in those filings. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and we undertake no obligation to update any forward-looking statement in this press release except as required by law.

Genexol-PM® is a registered trademark of Samyang Corporation; Abraxane® is a registered trademark of Celgene, Inc; Taxol® is a registered trademark of Bristol-Myers Squibb, Inc.